Exhibit 10.6

Business Operation Agreement

This Business Operation Agreement (this “Agreement”) is made as of April 13, 2011, in Beijing, the People’s Republic of China (the “PRC”) by and among:

PARTY A: Beijing Chukong Aipu Technology Co., Ltd.

Registered address: Room 1107, Fangdi Tower, 25 Xiaoying Road, Chaoyang District, Beijing

PARTY B: Beijing Chukong Technology Co., Ltd.

Registered address: B-802, Jia 1 Shuguangxili, Chaoyang District, Beijing

And

CHEN Haozhi, with PRC identification number of

LIU Guanqun, with PRC identification number of

MA Fei, with PRC identification number of

CHEN Haozhi, LIU Guanqun and MA Fei are collectively referred as Party C and jointly and severally obligated under this Agreement.

(Party A, Party B and Party C Individually a “Party”, and collectively the “Parties”)

WHEREAS:

A	Party A is a wholly foreign-owned enterprise duly incorporated and validly existing under the PRC laws;

B	Party B is a limited liability company duly incorporated and validly existing under the PRC laws;

C	A business relationship has been established between Party A and Party B by entering into an Exclusive Consulting and Service Agreement, whereby Party B is required to make all payments to Party A thereunder. Therefore, the daily operations of Party B will have a material impact on its ability to pay the payables to Party A; and

D	Party C is shareholders of Party B (the “Shareholders”).

NOW, THEREFORE, the Parties hereby agree and intend to be legally bound as follows through friendly negotiations and in the principles of equity and mutual benefit:

1.	Negative Undertakings

In order to ensure Party B’s performance of the agreements between Party A and Party B and all its obligations born to Party A, the Shareholders hereby confirm and agree that unless Party B has obtained prior written consent from Party A or another party appointed by Party A, Party B shall not conduct any transaction which may materially affect its assets, businesses, employees, duties, rights or operations, including but not limited to the following:

1.1	to conduct any business that is beyond the normal business scope or in a manner inconsistent with past practices;

1.2	to borrow money or incur any debt from any third party;

1.3	to change or dismiss any director or to dismiss and replace any senior management member;

1.4	to sell to or acquire from any third party any assets or rights, including but not limited to any intellectual property rights;

1.5	to provide guarantee for any third party with its assets or intellectual property rights or to provide any other guarantee or to place any other obligations over its assets;

1.6	to amend its articles of association or change its business scope;

1.7	to change the normal business procedures or modify any material internal rules and policies;

1.8	to assign any of the rights or obligations under this Agreement to any third party;

1.9	to make significant adjustment to its business operations, marketing strategies, operation policies or client relations;

1.10	to make any form of distribution of dividend or bonus; and

1.11	to conduct any other business operation activity

2.	Operation and Human Resource Management

2.1	Party B and the Shareholders E hereby agree to accept and strictly perform the proposals in respect of the employment and dismissal of its employees, the daily business management and financial management provided by Party A from time to time.

2.2	Party B and the Shareholders hereby jointly and severally agree that the Shareholders shall appoint the person designated by Party A as the director of Party B in accordance with the procedures required by applicable laws and regulations and the articles of association of Party B, and cause such director to elect the person recommended by Party A as the chairman, and appoint the persons designated by Party A as Party B’s General Manager, Chief Financial Officer, and other officers.

2.3	If any of the above directors or officers resigns or is dismissed by Party A, he or she will lose the qualification to hold any position in Party B and, under such circumstance, the Shareholders shall remove such person from his or her position in Party B and immediately elect or appoint any other candidate designated by Party A to assume such position.

2.4	For the purpose of Section 2.3, the Shareholders shall effect all internal or external procedures necessary to accomplish the dismissal and appointment in accordance with relevant laws and regulations, the articles of association of Party B and this Agreement.

2.5	The Shareholders hereby agree to, upon the execution of this Agreement, simultaneously sign a power of attorney in the form of Schedule I hereto, whereby the Shareholders shall authorize any individual appointed by Party A to exercise shareholders’ rights, including the full voting right of a shareholder at Party B’s shareholders’ meetings. The Shareholders further agree to replace the authorized person appointed according to the above mentioned power of attorney at any time pursuant to the requirements of Party A.

3.	Other Agreements

3.1	If any agreement between Party A and Party B terminates or expires, Party A will have the right, but not obligation, to terminate all of the agreements between Party A and Party B including, among others, the Exclusive Consulting and Service Agreement.

3.2	Considering that (i) the business relationship between Party A and Party B has been established through the Exclusive Consulting and Service Agreement, and (ii) the daily business activities of Party B will have a material impact on Party B’s ability to pay the payables to Party A, the Shareholders agree that any dividend, distribution or other gain or interest received by them as shareholders of Party C will be immediately and unconditionally and freely paid or transferred to Party A, and to provide any document or take any action necessary to accomplish such payment or transfer at the request of Party A.

4.	Entire Agreements and Amendments

4.1	This Agreement and all agreements and/or documents referred to or expressly included herein represent all agreements among the Parties regarding the subject matter hereof, and substitute all previous agreements, contracts, understandings and communications among all the Parties, oral or written, with respect to the subject matters of this Agreement.

4.2	Any amendment of this Agreement will not be effective without agreement of the Parties in writing. Any amendment and supplement duly executed by the Parties shall be integral part of this Agreement and shall have the same legal effect as this Agreement.

5.	Governing Law

The execution, validity, performance, interpretation and disputes of this Agreement shall be governed by and construed in accordance with the PRC laws.

6.	Dispute Resolution

6.1	Any and all disputes arising from or in connection with this Agreement will be firstly settled through negotiations. If no settlement is made through negotiations within 60 days from its commencement, such dispute will be submitted to Beijing Arbitration Commission (“BAC”) for arbitration in accordance with its then effective rules. The arbitration shall take place in Beijing. The language of arbitration shall be in Chinese. The arbitration will be conducted by three arbitrators. One arbitrator will be appointed by the claimant, one by the respondent, and the third one (the chief arbitrator) will be jointly appointed by the other two arbitrators. If the other two arbitrators fail to reach agreement upon the candidate of the chief arbitrator within 20 days upon their respective appointment, the chief arbitrator will be appointed by BAC according to its arbitration rules. The arbitration award shall be final and binding upon each of the Parties.

6.2	Each Party shall continue to perform its obligations under this Agreement in good faith except for the matter under dispute.

7.	Notice

All notices or other correspondences given by either Party pursuant to this Agreement shall be made in writing and may be delivered in person, by registered mail, postage prepaid mail, recognized courier service or facsimile to the following addresses.

If to Party A: Beijing Chukong Aipu Technology Co., Ltd.

Attention:	Chen Haozhi
Address:	Room 1107, Fangdi Tower, 25 Xiaoying Road, Chaoyang District, Beijing
Phone:
Fax:

If to Party B: Beijing Chukong Technology Co., Ltd.

Attention:	Chen Haozhi
Address:	Room 1107, Fangdi Tower, 25 Xiaoying Road, Chaoyang District, Beijing
Phone:
Fax:

If to Party C

CHEN Haozhi

Attention:	Chen Haozhi
Phone:
Fax:

LIU Guanqun

Attention:	LIU Guanqun
Phone:
Fax:

MA Fei

Attention:	MA Fei
Phone:
Fax:

8.	Effect, Term and Others

8.1	Any written consent, proposal, appointment relating to Party A under this Agreement and any other decision having material effect upon daily business operations of Party B will be made by the board of directors of Party A in accordance with its articles.

8.2	Unless early terminated by Party A, the term of this Agreement will commence as of the date hereof and expire upon expiration of the business term of Party A or any extension thereof. At the request of Party A, the Parties may extend the term of this Agreement prior to its expiration, and enter into separate exclusive consulting and service agreement or continue to perform this Agreement, in each case at the request of Party A.

8.3	None of Party B or the Shareholders may terminate this Agreement during the term hereof. Party A shall have the right to terminate this Agreement at any time by issuing a written notice to Party B and the Shareholders no less than thirty (30) days in advance.

8.4	It is confirmed by the Parties that this Agreement represents fair and reasonable agreements made on the basis of equity and mutual benefits. If any clause hereof is held invalid or unenforceable under applicable laws, such clause shall be deemed to have been deleted from this Agreement and invalid, and the remainder of this Agreement will continue to have effect and be deemed to have no inclusion of such clause from its formation. The Parties will negotiate to replace the deleted clause with legal, valid one acceptable to each of the Parties.

8.5	Any failure or delay on the part of any Party to exercise any rights, powers or privileges hereunder shall not operate as a waiver thereof. Any single or partial exercise of such rights, powers or privileges shall not preclude any further exercise of such rights, powers or privileges.

8.6	Each of Party C undertakes to be bound by the terms under this Agreement regardless of any change of its shareholding in Party B, and the terms under this Agreement are applicable to all equity interests in Party B then held by Party C.

8.7	This Agreement is made in Chinese in five originals.

[Remaining intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first written above.

PARTY A: BEIJING CHUKONG AIPU TECHNOLOGY CO., LTD.
(Company Seal)

By:	/s/ CHEN Haozhi
Chairman

PARTY B: BEIJING CHUKONG TECHNOLOGY CO., LTD. (SEAL)
(Company Seal)

By:	/s/ CHEN Haozhi
Director

PARTY C:

CHEN Haozhi

By:	/s/ CHEN Haozhi

LIU Guanqun

By:	/s/ LIU Guanqun

MA Fei

By:	/s/ MA Fei

Schedule I: Form Power of Attorney